UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Plymouth Road

Suite 500

Plymouth Meeting, Pennsylvania 19462-1646

(484) 567-7204

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 21, 2019, BrightView Funding LLC and BrightView Landscapes, LLC, affiliates of BrightView Holdings, Inc. (the “Company”), entered into the First Amendment to the Receivables Financing Agreement (the “Amendment Agreement”), which amends the Receivables Financing Agreement, dated as of April 28, 2017, by and among BrightView Funding LLC, as borrower, BrightView Landscapes, LLC, as initial servicer, PNC Bank, National Association, as administrative agent and letter of credit bank, PNC Capital Markets LLC, as structuring agent, and the persons from time to time party thereto as lenders and letter of credit participants (the “Receivables Financing Agreement”).

Under the terms of the Amendment Agreement, the Receivables Financing Agreement was amended (as so amended, the “Amended Receivables Financing Agreement”) to, among other things: (i) increase the borrowing capacity thereunder from $175.0 million to $200.0 million, (ii) extend the Scheduled Termination Date (as defined in the Amended Receivables Financing Agreement) to three years from the effective date of the Amendment Agreement, (iii) reduce the commitment fee payable on the unused balance of the facility from 0.50% to 0.40% and (iv) reduce the interest rate on borrowings from (A) a reserve-adjusted LIBOR or base rate plus either (x) 2.00% or (y) 1.60%, if, among other things, the Company’s leverage ratio is less than 2.70 to 1.00 and its fixed charges coverage ratio is greater than 4.00 to 1.00, to (B) a reserve-adjusted LIBOR or base rate plus either (x) 1.70% or (y) 1.40%, if, among other things, the Company’s leverage ratio is less than 3.00 to 1.00.

The foregoing description of the Amendment Agreement and the Amended Receivables Financing Agreement are qualified in their entirety by reference to the full text of the Amendment Agreement and the Amended Receivables Financing Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

Certain information concerning our business, industry, financial results and 2019 outlook that the Company expects to use at certain investor meetings and presentations can be accessed currently on the Company’s website, investor.brightview.com. Such information will be maintained on the Company’s website for at least the period of its use at such meetings and presentations or until superseded by more current information. The Company does not undertake to update the information contained in the presentation but may update the presentation from time to time, and provide other announcements and presentations relating to its financial and operational performance and other matters, through its investor relations website at investor.brightview.com. Investors are urged to monitor the Company's website for announcements of material events relating to the Company. The contents of the Company’s website are not, however, a part of this report.

The presentation includes certain financial measures – adjusted EBITDA, adjusted free cash flow and net debt – that are “non-GAAP financial measures” as defined under the rules of the Securities and Exchange Commission (the “SEC”), and reconciliations of these non-GAAP financial measures to their nearest generally accepted accounting principles financial measures.

The information included under Item 7.01 of this Current Report on Form 8-K is being furnished and, as a result, such information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect our current views with respect to, among other things, our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and in this report, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. The forward-looking statements speak only as of the date of this report, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	First Amendment to the Receivables Financing Agreement, including as Exhibit A thereto, a marked version of the Receivables Financing Agreement, dated as of February 21, 2019, by and among BrightView Funding LLC, as borrower, BrightView Landscapes LLC, as initial servicer and PNC Bank, National Association, as lender, letter of credit bank, letter of credit participant and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BrightView Holdings, Inc.

Date: February 22, 2019	By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary